As filed with the Securities and Exchange Commission on April 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIMICRO INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16/F Shining Tower

No. 35 Xueyuan Road, Haidian District

Beijing 100191, People’s Republic of China

(Address of registrant’s principal executive offices and zip code)

Vimicro International Corporation

2005 Share Incentive Plan (as amended)

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

 (212) 890-8940

(Telephone number, including area code, of agent for service))

Copies to:

Jinming Dong Chief Controller Vimicro International Corporation 16/F Shining Tower No. 35 Xueyuan Road, Haidian District Beijing 100191, People’s Republic of China (8610) 6894-8888	David T. Zhang, Esq. Benjamin Su, Esq. Kirkland & Ellis 26th Floor, Gloucester Tower, The Landmark 15 Queen’s Road Central Hong Kong S.A.R., China (852) 3761 3318

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)(2)	Amount to be registered(3)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, $0.0001 par value per share	3,025,801(4)	$1.13(4)	$3,419,155.13(4)	$397.31
Ordinary shares, $0.0001 par value per share	4,974,199(5)	$3.44(5)	$17,111,244.56 (5)	$1,988.33
Total	8,000,000	—	$20,530,399.69	$2,385.63

(1)	The shares being registered hereby may be represented by the Registrant’s American Depositary Shares (“ADSs”) (each ADS representing four ordinary shares). The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-129305).

(2)	Any ordinary shares covered by an award granted under the Vimicro International Corporation 2005 Share Incentive Plan, as amended and restated on December 14, 2006, March 27, 2008, December 11, 2008 and October 22, 2014 (the “Plan”) (or portion of an award), which is forfeited, canceled or expired (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares which may be issued under the Plan. Ordinary shares that actually have been issued under the Plan pursuant to an award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested ordinary shares are forfeited or repurchased by the Company at their original issue price, such ordinary shares shall become available for future grant under the Plan.

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plan.

(4)	These shares are issuable upon exercise of outstanding options granted under the Plan, and the proposed maximum offering price per share represents the exercise price of these options. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the product of 3,025,801 shares issued and issuable upon exercise of these options multiplied by the weighted average exercise price of approximately $1.13 per share, which equal to an aggregate offering price of $3,419,155.13.

(5)	These shares are reserved for future award grants under the Plan, and the proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee under Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices for the Registrant’s ADSs, as reported on the Nasdaq Global Market on April 23, 2015.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering additional 8,000,000 ordinary shares of Vimicro International Corporation (the “Registrant”) issuable pursuant to awards granted under the Plan.

In accordance with General Instruction E to Form S-8, the contents of the registration statements on Form S-8 (File No. 333-135914 and File No. 333-166829), as amended, are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Vimicro International Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) The Registrant’s annual report on Form 20-F for the year ended December 31, 2014, filed with the Commission on April 30, 2015;

(b) The description of the Registrant’s ordinary shares and ADSs contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-51606) filed with the Commission on November 8, 2005, which incorporates by reference the description of the Registrant’s ordinary shares and ADSs set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s prospectus filed with the Commission on November 15, 2005 pursuant to Rule 424(b) of the Securities Act, including any amendment or report filed for the purpose of updating such description;

(c) The Registrant’s registration statement on Form S-8 (File No. 333-135914) filed with the Commission on July 21, 2006; and

(d) The Registrant’s registration statement on Form S-8 (File No. 333-166829) filed with the Commission on May 14, 2010.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

See the attached Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on April 30, 2015.

Vimicro International Corporation

By:	/s/ Zhonghan (John) Deng
	Name:	Zhonghan (John) Deng
	Title:	Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Zhonghan (John) Deng, with full power to act alone, as his true and lawful attorneys-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature		Title	Date

/s/ Zhonghan (John) Deng		Chairman of the Board and Chief Executive Officer	April 30, 2015
Name:	Zhonghan (John) Deng

/s/ Zhaowei (Kevin) Jin		Director, Co-Chief Executive Officer	April 30, 2015
Name:	Zhaowei (Kevin) Jin

/s/ Yundong (Raymond) Zhang		Director and Chief Technology Officer	April 30, 2015
Name:	Yundong (Raymond) Zhang

/s/ Peter Li		Chief Financial Officer and Vice President of Finance	April 30, 2015
Name:	Peter Li

/s/ Jinming (Jimmy) Dong		Chief Controller	April 30, 2015
Name:	Jinming (Jimmy) Dong

/s/ Robert Chen		Independent Director	April 30, 2015
Name:	Robert Chen

/s/ Charles (Chuck) K. Ng		Independent Director	April 30, 2015
Name:	Charles (Chuck) K. Ng

/s/ Darrin J. Young		Independent Director	April 30, 2015
Name:	Darrin J. Young

/s/ Zhijie (Jeffrey) Zeng		Independent Director	April 30, 2015
Name:	Zhijie (Jeffrey) Zeng

/s/ Donald J. Puglisi		Authorized U.S. Representative	April 30, 2015
Name:	Donald J. Puglisi
Managing Director
Puglisi & Associates

[Signature Page to S-8]

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Registration Statement of the Company on Form F-1 (File No. 333-129217), as amended, initially filed with the Commission on October 24, 2005)
4.2	Form of Deposit Agreement among the Company, the depositary and holder of the American Depositary Shares issued thereunder (incorporated by reference to Exhibit 4.3 from the Registration Statement of the Company on Form F-1 (File No. 333-129217), as amended, initially filed with the Commission on October 24, 2005)
5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares
10.1	Amended and Restated 2005 Share Incentive Plan, dated October 22, 2014 (incorporated by reference to Exhibit 4.3 to the Registrant’s annual report on Form 20-F, initially filed with the Commission on April 30, 2015)
23.1*	Consent of Grant Thornton, an independent registered public accounting firm
23.2*	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm
23.3*	Consent of Maples and Calder (included in Exhibit 5.1)
23.4*	Consent of Grant Thornton, an independent accounting firm
24.1*	Power of Attorney (included on signature page hereto)

* Filed herewith.

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